                                  Exhibit 8.3
                                  -----------

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     Agreement made as of the 24th day of May, 1999, between Phytotech, Inc., D.I.P., a New Jersey corporation with its principal office at One Deer Park Drive, Suite I, Monmouth Junction, New Jersey 08852 (the "Seller") in its
                                                          ------
capacity as Chapter 11 Debtor-in-Possession in Bankruptcy, Case No. 99-55905/kf filed May 19, 1999, and pending in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court"), and Edenspace Systems Corporation, a Delaware corporation with its principal office at 11604 Rolling Meadow Drive, Great Falls, Virginia 22066 (the "Buyer").
                                                -----

                             Preliminary Statement
                             ---------------------

     WHEREAS, the Buyer desires to purchase, and the Seller desires to sell, all of the phytoremediation assets and business of the Seller, for the consideration set forth below, subject to the terms and conditions of this Agreement, including Bankruptcy Court approval.

     WHEREAS, retaining the Business's (as defined herein) customers and key employees is important to the ongoing value of the Business; certain customers have indicated their intent to cancel contracts based on the Seller's perceived failure to perform and the Seller's employees have expressed strong concern at the Seller's inability to pay them months of accrued wages and expense reimbursements; the Buyer and Seller agree that initial delivery of $50,000.00 provided by the Buyer to the Seller upon the execution of this Agreement is essential to retaining such customers arid key employees; and the Seller agrees to use such funds for that purpose.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Sale and Delivery of the Assets; Bankruptcy Provisions
          ------------------------------------------------------

          1.1  Sale and Delivery of the Assets.
               -------------------------------

               (a) Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to
      -------
the Buyer, and the Buyer shall purchase from the Seller, the following properties, assets and other claims, rights and interests related to the phytoremediation business of the Seller (the "Business").
                                              --------

                    (i) all inventories of raw materials, work in process, finished goods, office supplies, maintenance supplies, packaging materials, spare parts and similar items of the Setter (collectively, the "Inventory")
                                                                ---------
which exist on the Closing Date (as defined below);

                    (ii) all accounts, accounts receivable, notes and notes receivable existing on the Closing Date which are payable to the Seller, including any security held by the Seller for the payment thereof (the accounts, accounts receivable, notes and notes receivable, including any related security therein, to be transferred to the Buyer pursuant hereto are collectively referred to herein as the "Accounts Receivable").
                           -------------------

                    (iii) all prepaid expenses, customer prepayments and other similar assets of the Seller existing on the Closing Date, including the cash represented by such assets;

                    (iv) all rights of the Seller under the contracts, agreements, leases, insurance policies, licenses (including but not limited to licenses with respect to Intangible Property) and other instruments set forth on
Schedule 2.15 attached hereto (collectively, the "Contract Rights");
-------------                                     ---------------

                    (v) all books, records and accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, customer lists, employment records, studies, reports or summaries relating to any environmental conditions or consequences of any operation, present or former, as well as all studies, reports or summaries relating to any environmental aspect or the general condition of the Assets, and any confidential information which has been reduced to writing relating to or arising out of the business of the Seller.

                    (vi) all rights of the Seller under express or implied warranties from the suppliers of the Seller;

                    (vii) all of the machinery, equipment, tools, production reels and spools, tooling, dies, production fixtures, maintenance machinery and equipment, furniture, leasehold improvements and construction in progress owned by the Seller on the Closing Date whether or not reflected as capital assets in the accounting records of the Seller (collectively, the "Fixed Assets");
                                                         ------------

                    (viii) all of the Seller's right, title and interest in and to all intangible property rights owned, or licensed to Seller, and used by the Seller in the Business, including but not limited to: all technical and commercial information, data and documents of whatever kind, and in whatever form or medium, relating to or useful for phytoremediation, including but not limited to inventions, discoveries, trade secrets, formulas, databases, drawings, specifications, photographs, samples, models, processes, procedures, reports and correspondence, including the underlying copyright in works of authorship embodying the foregoing, owned by Seller or which Seller otherwise may lawfully disclose to Buyer; every United States and foreign patent that is owned by Seller, or which is licensed to Seller, as well as all patents issued on or claiming priority from an application filed prior to ninety days after the Closing Date, including but not limited to any later filed continued prosecution, continuations, substitutions, or divisionals thereof, and any reissues or reexaminations of such patents, including but not limited to the patents and any patents issuing from any patent application listed in Schedule
2.22 attached hereto; trade names, including but not limited to the name "Phytotech, Inc." or any derivation thereof; trademarks; trademark registrations; applications for trademark registrations; copyrights; and copyright registrations (collectively, the "Intangible Property"); and
                                            -------------------

                    (ix) except as specifically provided in Subsection 1.1(b) hereof, all other assets, properties, claims, rights and interests of the Seller which exist on the Closing Date, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

               (b) Notwithstanding the provisions of paragraph (a) above, the assets to be transferred to the Buyer under this Agreement shall not include those assets listed on Schedule 1.1 attached hereto (the "Excluded Assets").
                       ------------                       ---------------

               (c) The Inventory, Accounts Receivable, Contract Rights, Fixed Assets, Intangible Property and other properties, assets and business of the Seller described in paragraph (a) above, other than the Excluded Assets, shall be referred to collectively as the "Assets."
                                    ------

          1.2  Further Assurances. At any time and from time to time after the
               ------------------
Closing, at the Buyer's request and without further consideration, the Seller promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Assets, to put the Buyer in actual possession and operating control thereof, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

          1.3  Purchase Price.
               --------------

               (a) The cash purchase price for the Assets shall be Six Hundred Thousand Dollars ($600,000.00), plus 5% of Net Sales (as defined herein) through December 31, 2002, payable quarterly in arrears on the 15th day of the second month following each calendar quarter, with the first payment to be made on August 15, 1999 for the quarter ending June 30, 1999, and the last payment to be made on February 15, 2003 for the quarter ended December 31, 2002.

               (b) "Net Sales" means the total of the gross consideration received for any materials or product or kit, or any service, method, process, or (the "Product") that is covered by a valid claim of the Seller's patents
         -------
listed, or issuing from any patent application listed, on Schedule 2.22 attached hereto, and made, used, leased, transferred, sold or otherwise disposed of by the Buyer, its affiliates, and its sublicensees, at arms-length prices, less the sum of the following actual and customary deductions (net of rebates or allowances of such deductions received by the Buyer, its affiliates and sublicensees) included on the invoice and actually paid: trade discounts; sales; excise or use taxes imposed upon particular sales; import/export, customs or duties or similar levies paid by the Buyer; royalties and other payments made by Buyer to Rutgers, The State University of New Jersey under the Exclusive License Agreement between Phytotech, Inc. and Rutgers, The State University of New Jersey dated May 1997, and assigned to Buyer under the terms of this Agreement; insurance; costs of packaging materials, boxes, cartons and crates required for shipping; returns; and shipping, transportation and delivery charges. A product shall be deemed made, used, leased, transferred, sold, or otherwise disposed of at the time the Buyer receives payment for such Product.

               (c) Upon signing this Agreement, the Buyer shall deliver to the Seller by wire transfer the amount of Fifty Thousand Dollars ($50,000.00). At the Closing, the Buyer shall deliver to the Seller the sum of Five Hundred Fifty Thousand Dollars ($550,000.00) in cash, by cashier's or certified check or by wire transfer of immediately available funds to an account designated by the Seller, which shall constitute Buyer's second payment to Seller for the

Assets. Specifically incorporated within this sum is a payment of Fifty Thousand Dollars ($50,000.00) for the Seller's agreement not to compete with the Buyer.

               (d) The Buyer shall have the right, in its sole determination, to offset against the purchase price any payment of indebtedness or liability of the Seller to the Buyer.

          1.4  No Assumption of Liabilities.
               ----------------------------

     The Buyer shall not assume or agree to perform, pay or discharge, and the Seller shall remain unconditionally liable for, all Seller's obligations, liabilities and commitments, fixed or contingent, of the Seller whether or not the relate to the Business.

          1.5  The Closing. The Closing shall take place at the offices of
               -----------
Ravin, Greenberg & Marks, 101 Eisenhower Parkway, Roseland, New Jersey 07068 at 10:00 a.m., New Jersey time, on June 11, 1999, or at such other place, time or date as may be mutually agreed upon in writing by the parties hereto. The transfer of the Assets by the Seller to the Buyer shall be deemed to occur at 9:00 a.m., Washington, D.C. Time, on the date of the Closing (the "Closing
                                                                   -------
Date").
----

          1.6  Bankruptcy Procedural Provisions
               --------------------------------

               (a) The obligations of the Buyer and the Seller under this Agreement are expressly conditioned upon the Seller obtaining approval of the transactions contemplated by this Agreement from the Bankruptcy Court in an order confirming the Seller's sale of Assets under 11 U.S.C. Section 363 (the "Bankruptcy Order").
 ----------------

               (b) The sale of the Assets under this Agreement shall be effectuated under the authority of 11 U.S.C. Section 363. The Seller's conveyance, sale, transfer, assignment and delivery of all right, title and interest of the Seller in and to the Assets shall be free and clear of any and all liens, claims, encumbrances, rights, interests, easements, mortgages, pledges, charges, equities, licenses, leases, agreements and restrictions of any kind or nature whatsoever, to the fullest extent permitted by 11 U.S.C. Section 363, except as set forth on Schedule 2.4(ii) attached hereto.

               (c) The Buyer acknowledges that, consistent with the Seller's duties as Debtor-in-Possession, the Seller must consider competing offers, if any, for the Assets. In addition to the deposit requirement set forth in Section 5.8, the Seller Agrees that it will not consider any such competing offer unless such offer provides at least Fifty Thousand Dollars ($50,000.00) in additional cash to Seller's bankruptcy estate. The Buyer will have the right to "top" any competing offer submitted by the Seller to the Bankruptcy Court so long as the Buyer's offer provides at least Twenty Thousand Dollars ($20,000.00) more cash to the Seller's bankruptcy estate than is provided by such competing offer.

               (d) The Seller hereby agrees to assume and assign to the Buyer the contracts listed on Schedule 2.15 hereto in accordance with 11 U.S.C.
Section 365.

     2.   Representations of the Seller
          -----------------------------

     Subject to the effect of the Bankruptcy Code and any orders entered by the Bankruptcy Court, the Seller represents and warrants to the Buyer as follows:

          2.1  Organization. The Seller is a corporation duly organized, validly
               ------------
existing and in good standing under the laws of the state of its incorporation, and has requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby, subject to approval by the Bankruptcy Court. There are no corporate, partnership, joint venture and other entities in which the Seller holds, directly or indirectly, a 50% or greater interest. The Seller is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Certified copies of the Certificate of Incorporation and Bylaws of the Seller, each as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof. There are no subsidiaries of the Seller, and the Seller does not own any capital stock of or other equity interest in any corporation, partnership or other entity.

          2.2  Capitalization of the Seller. All capital stock of the Seller has
               ----------------------------
been duly and validly authorized, issued and is fully paid and nonassessable.

          2.3  Authorization. The execution and delivery of this Agreement by
               -------------
the Seller, and the agreements provided for herein, and the consummation by the seller of all transactions contemplated hereby, have been duly authorized by all requisite corporate and shareholder action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Seller is a party constitute the valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to Bankruptcy Court approval. The execution, delivery and performance by the Seller of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Seller; (b) violate the provisions of the Certificate of Incorporation or Bylaws of the Seller; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Seller pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Seller is a party or by which the Seller or any of its properties is or may be bound. Schedule 2.3
                                                              ------------
attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Seller of the transactions contemplated by this Agreement.

          2.4  Ownership of the Assets. Schedule 2.4(i) attached hereto sets
               -----------------------  ---------------
forth a true, correct and complete list of all claims, liabilities, liens, pledges, charges, encumbrances and equities of any kind affecting the Assets (collectively, the "Encumbrances"). The Seller is, and at
                    ------------
the Closing will be, the true and lawful owner of the Assets, and will have the right to sell and transfer to the Buyer good, clear, record and marketable title to the Assets, free and clear of all Encumbrances of any kind, except as set forth on Schedule 2.4(ii) attached hereto (the "Permitted Encumbrances"),
         ----------------                       ----------------------
subject to Bankruptcy Court approval. The delivery to the Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Assets in the Buyer, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever, except for the Permitted Encumbrances.

          2.5  Financial Statements.
               --------------------

               (a) The Seller has previously delivered to the Buyer its audited balance sheet as of December 31, 1997 (the "Audited Balance Sheet") and the
                                            ---------------------
related statements of income, shareholders' equity, retained earnings and changes in financial condition of the Seller for the fiscal year then ended (collectively, including the Audited Balance Sheet, the "Audited Financial
                                                         -----------------
Statements"). The Seller shall deliver to Buyer as soon as practicable, but in
----------
any event prior to the Closing Date, its Current Balance Sheet and the related statements of income, shareholders' equity, retained earnings and changes in financial condition of the Seller for 1998 and the 3-month period ended March 31, 1999 (collectively, the "Current Financial Statements"). The Audited
                             ----------------------------
Financial Statements, the Current Financial Statements and the interim financial statements (the "Interim Financial Statements") to be delivered pursuant to
                 ----------------------------
Subsection 5.4 hereof (collectively, the "Financial Statements") have been (or
                                          --------------------
will be) prepared in accordance with generally accepted accounting principles applied consistently with past practice and are certified without qualification by the Seller's independent public accountants, in the case of the Audited Financial Statements, and have been (or will be) certified by the Seller's chief financial officer, in the case of the Current Financial Statements and the Interim Financial Statements.

               (b) The Financial Statements fairly present, as of their respective dates, the financial condition, retained earnings, assets and liabilities of the Seller and the results of operations of the Seller's business for the periods indicated; with respect to the contracts and commitments for the sale of goods or the provision of services by the Seller, the Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses; and the amounts shown as accrued for current and deferred income and other taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state and local income taxes, interest, penalties, assessments or deficiencies applicable to the Seller, whether disputed or not, for the applicable period then ended and periods prior thereto.

          2.6  Absence of Undisclosed Liabilities affecting the Assets. Except
               -------------------------------------------------------
as and to the extent (a) reflected and reserved in the Current Balance Sheet,
(b) set forth on Schedule 2.6 attached hereto or (c) incurred in the ordinary
                 ------------
course of business after the date of the Current Balance Sheet and not material in amount, either individually or in the aggregate, the Seller does not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, affecting the Assets. For purposes of this Subsection 2.6, "material" means any amount in excess of $20,000.00.

          2.7  Litigation. The Seller is not a party to, or to the Seller's best
               ----------
knowledge threatened with, and none of the Assets are subject to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Assets or the business or condition (financial or otherwise) of the Seller, except that the Assets are property of the Seller's bankruptcy estate pursuant to 11 U.S.C. Sec. 541. The Seller is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority.

          2.8  Insurance. Schedule 2.8 attached hereto sets forth a true,
               ---------  ------------
correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies insuring the Assets or business of the Seller and of all life Insurance policies maintained for any of its employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims made under such Insurance Policies
     ------------------
since inception. True, correct and complete copies of all of the Insurance Policies have been previously delivered by the Seller to the Buyer. The Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for the Seller's business. All premiums due on the Insurance Policies or renewals thereof have been paid and there is no default under any of the Insurance Policies. Except as set forth on Schedule 2.8
                                                                    ------------
attached hereto, the Seller has not received any notice or other communication from any issuer of the Insurance Policies since inception canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the best knowledge of the Seller, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened.

          2.9  Inventory. Schedule 2.9 attached hereto sets forth a true,
               ---------  ------------
correct complete list of the Inventory as of the date hereof, including a description and book value thereof. Schedule 2.9, as updated pursuant to
                                    ------------
Subsection 7.9 hereof, shall set forth a true, correct and complete list of the Inventory as of the Closing Date, including a description and valuation thereof. Such Inventory consists of items of a quality and quantity which are usable or saleable without discount in the ordinary course of the business conducted by the Seller. The value of all items of obsolete materials and of materials of below standard quality has been written down to realizable market value, and the values at which such Inventory is carried reflect the normal inventory valuation policy of the Seller of stating the Inventory at the lower of cost or market value in accordance with generally accepted accounting principles.

          2.10 Equipment and Fixed Assets. Schedule 2.10 attached hereto sets
               --------------------------  -------------
forth a true, correct and complete list of all Equipment and Fixed Assets as of the date hereof, including a description and the book value thereof. Schedule
                                                                     --------
2.10, as updated pursuant to Subsection 7.9 hereof, shall set forth a true,
----
correct and complete list of all Equipment and Fixed Assets as of the Closing Date, including a description and valuation thereof. All of the Equipment and Fixed Assets are in good operating condition and repair, normal wear and tear excepted, are currently used by the Seller ordinary course of business and in the production of products of the Seller and normal maintenance has been consistently performed with respect to such Equipment and Fixed Assets.

          2.11  Change in Condition and Assets. Except as set forth on Schedule
                ------------------------------                         --------
2.11 attached hereto, since the Balance Sheet Date, and except for the Seller's
----
filing of its case with the Bankruptcy Court on May 19, 1999, there has been no change which materially and adversely affects the business, properties, assets, condition (other than financial) or prospects of the Seller. The Seller has no knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a material adverse effect on the Seller or its business, properties, assets, condition (financial or otherwise) or prospects.

          2.12  Tax Matters. The Seller has filed all federal, state and local
                -----------
tax returns which are required to be filed and has paid all taxes, interest, penalties, assessments and deficiencies which have become due or which have been claimed to be due. The Seller is current in the payment of all income, franchise, real estate, sales, use and withholding taxes and other employee benefits, taxes or imposts. No deficiencies have been asserted or assessed as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no such deficiency or audit has been proposed or threatened.

          2.13  Accounts Receivable. Schedule 2.13 attached hereto sets forth a
                -------------------  -------------
true, correct and complete list of all Accounts Receivable, including an aging thereof as of the Balance Sheet Date. Schedule 2.13, as updated pursuant to
                                      -------------
Subsection 7.9 hereof, shall set forth a true, correct and complete list of the Accounts Receivable as of the Closing Date, including an aging thereof. All Accounts Receivable arose out of the sales of inventory or services in the ordinary course of business and are collectible in the face value thereof within 90 days of the date of invoice, using normal collection procedures, net of the reserve for doubtful accounts as set forth thereon, which reserve is adequate and was calculated in accordance with generally accepted accounting principles consistently applied.

          2.14  Books and Records. The general ledgers and books of account of
                -----------------
the Seller, all federal, state and local income, franchise, property and other tax returns filed by the Seller, with respect to the Assets, and all other books and records of the Seller are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

          2.15  Contracts and Commitments.
                -------------------------

                (a)  Schedule 2.15 attached hereto, as updated pursuant to
                     -------------
Section 7.9 hereof, contains a true, complete and correct list and description of the following contracts and agreements related to the Business, whether written or oral (collectively, the "Contracts"):
                                    ---------

                     (i) all loan agreements, indentures, mortgages and guaranties to which the Seller is a party or by which the Seller or any of its property is bound;

                     (ii) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements relating to any of the Assets to which the Seller is a party or by which the Seller or any of its property is bound;

                    (iii) all contracts, agreements, commitments, purchase orders, licenses or other understandings or arrangements to which the Seller is a party or by which the Seller or any of its property is bound which (A) involve payments or receipts by the Seller of more than $10,000.00 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) which may materially adversely affect the condition (financial or otherwise) or the properties, assets, business or prospects of the Seller.

                    (iv) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which the Seller is a party or by which the Seller or any of its property is bound;

                    (v) all agency, distributor, sales, representative and agreements to which the Seller is a party;

                    (vi) all contracts, agreements or other understandings or arrangements between the Seller any stockholder or Affiliate of the Seller;

                    (vii) all leases, whether operating, capital or otherwise, under which the Seller is lessor or lessee;

                    (viii) all contracts, agreements and other documents or information relating to past disposal of waste (whether or not hazardous); and

                    (ix) any other material agreement or contract entered into by the Seller.

               (b)  Except as set forth on Schedule 2.15 attached hereto:
                                           -------------

                    (i) each Contract is a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, and the Seller does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

                    (ii) the Seller has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Seller on its part prior to the date hereof, and the Seller has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

                    (iii) the Seller is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

                    (iv) to the best knowledge of the Seller, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;
                    (v) the Seller is not restricted by any Contract from on its business anywhere in the world; and

                    (vi) the Seller has no written or oral Contracts to sell or perform services which are expected to be performed at, or to result in, a loss.

               (c)  Except as set forth on Schedule 2.3 or Schedule 2.15, the
                                           ------------    -------------
continuation, validity and effectiveness of each Contract will not be affected by the transfer thereof to Buyer under this Agreement and all such Contracts are assignable to Buyer without a consent.

               (d) True, correct and complete copies of all Contracts have previously been delivered by the Seller to the Buyer.

          2.16  Compliance with Agreements and Laws. The Seller has all
                -----------------------------------
requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct the Business and own and operate its assets related to the Business (collectively, the "Permits"). Schedule 2.16 attached hereto sets forth a true,
                    -------    -------- ----
correct and complete list of all such Permits, copies of which have previously been delivered by the Seller to the Buyer. The Seller is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use or similar matters) relating to its properties, the violation of which could have a material adverse effect on the Seller or its properties. The business of the Seller does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste (as defined in the Resource Conservation and Recovery Act, as amended, and the regulations adopted pursuant thereto), conservation, or corrupt practices, the enforcement of which would have a material and adverse effect on the results of operations, condition (financial or otherwise), assets, properties, business or prospects of the Seller. Except as set forth on Schedule 2.16 attached hereto,
                                                -------- ----
the Seller has not since inception received any notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

          2.17  Employee Relations. The Seller is in compliance with all federal
                ------------------
state and municipal laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wage-based taxes, including social security taxes.

          2.18  Absence of Certain Changes or Events. Since the Balance Sheet
                ------------------------------------
Date, there has been no material adverse change in the condition, financial or otherwise, net worth, or results of operations of the Seller, other than changes occurring in the ordinary course of business, which changes have not, individually or in the aggregate, had a materially adverse effect on the business, prospects, properties, or condition, financial or otherwise, of the Seller.

          2.19  Customers. Schedule 2.19 attached hereto sets forth a true,
                ---------  -------------
correct and complete list of the names and addresses of all customers of the Seller which accounted for more than 1% of the Seller's total sales in the fiscal year ended December 31, 1998. None of such customers has notified the Seller that it intends to discontinue its relationship with the Seller except those customers that have notified Seller in the ordinary course of the completion of the contract between Seller and the customer.

          2.20  Suppliers. Schedule 2.20 attached hereto sets forth a true,
                ---------  -------------
correct and complete list of the names and addresses of the ten suppliers of the Seller which accounted for the largest dollar volume of purchases by the Seller for the fiscal year ended December 31, 1998. None of such suppliers has notified the Seller that it intends to discontinue its relationship with the Seller except those customers that have notified Seller in the ordinary course of the completion of the contract between Seller and the customer.

          2.21  Prepayments and Deposits.  Schedule 2.21, as updated pursuant to
                ------------------------   -------------
Subsection 7.9 hereof, attached hereto sets forth all prepayments or deposits from customers for products to be shipped, or services to be performed, after the Closing Date which have been received by the Seller as of the date hereof.

          2.22  Trade Names and Other Intangible Property.
                -----------------------------------------

                (a)  Schedule 2.22, as updated pursuant to Subsection 7.9
                     -------------
hereof, attached hereto sets forth a true, correct and complete list and, where appropriate, a description of, all Intangible Property. True, correct and complete copies of all licenses and other agreements relating to the Intangible Property have been previously delivered by the Seller to the Buyer.

                (b)  Except as otherwise disclosed in Schedule 2.22 attached
                                                      -------------
hereto, the Seller is the sole and exclusive owner of all Intangible Property and all designs, permits, labels and packages used on or in connection therewith. The Intangible Property owned by the Seller is sufficient to conduct the Seller's business as presently conducted and, when transferred to the Buyer pursuant to this Agreement, will be sufficient to permit the Buyer to conduct the business of the Seller as presently conducted by the Seller. The Seller has received no notice of, and has no knowledge of any basis for, a claim against it that any of its operations, activities, products or publications infringes on any patent, trademark, trade name, copyright or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or any property rights of others. The Seller has no disputes with or claims against any third party for infringement by such third party of any trade name or other Intangible Property of the Seller. The Seller has taken all steps reasonably necessary to protect its right, title and interest in and to the Intangible Property.

          2.23  Employee Benefit Plans.
                ----------------------

                (a) The Seller does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 other than a medical benefit plan with respect to which the Seller has made all required contributions and has complied with all applicable laws.

                (b)  Liabilities. The Buyer assumes no liabilities with respect
                     -----------
to any employee plan of the Company which liability relates to any period prior to the Closing Date, including, without limitation, any taxes, accrued vacation or sick pay (whether or not vested), accrued vacation, sick and personal leaves, employee policies, employee benefit claims or liability to the Pension Benefit Guaranty Corporation.

          2.24  Real Estate.  The Seller does not own any real property.
                -----------

          2.25  Acquired Assets Complete. The Assets are, when utilized by a
                ------------------------
labor force substantially similar to that employed by the Seller on the date hereof, adequate to conduct the Business.

          2.26  Regulatory Approvals. Except for Bankruptcy Court approval,
                --------------------
there are no consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Seller or which are necessary for the execution and delivery by the Seller of this Agreement.

          2.27  Powers of Attorney and Suretyships. Except as set forth on
                ----------------------------------
Schedule 2.27 attached hereto, the Seller has no general or special powers of
-------------
attorney outstanding (whether as grantor or grantee thereof) and has no obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

          2.28  Disclosure. No representation or warranty by the Seller in this
                ----------
Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading. The Seller has disclosed to the Buyer all material facts pertaining to the transactions contemplated by this Agreement.

          2.29  Confidentiality. The Seller has taken and will continue to take
                ---------------
reasonable security measures to protect the secrecy, confidentiality and value of the Assets.

          2.30  Operating of Business. Since its filing with the Bankruptcy
                ---------------------
Court, the Seller has continued to operate the Business as Debtor-in-Possession.

     3.   Representations of the Buyer
          ----------------------------

     The Buyer represents and warrants to the Seller as follows:

          3.1  Organization and Authority. The Buyer is a corporation duly
               --------------------------
organized, validly existing and in good standing under the laws of the state of Delaware, and has requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. Certified copies of the Certificate of Incorporation and the Bylaws of the Buyer, as amended to date, have been previously delivered to the Seller, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

          3.2  Capitalization of the Buyer. All capital stock of the Buyer has
               ---------------------------
been duly and validly authorized, issued and is fully paid and nonassessable.

          3.3  Authorization. The execution and delivery of this Agreement by
               -------------
the Buyer, and the agreements provided for herein, and the consummation by the Buyer of all transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the Buyer's Certificate of Incorporation or Bylaws; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which it or its properties is a party or by which the Buyer is or may be bound.

          3.4  Regulatory Approvals. All consents, approvals, authorizations and
               --------------------
other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and which are necessary for the consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

          3.5  Disclosure. No representation or warranty by the Buyer in this
               ----------
Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant hereto, contains or will contain any untrue statement of a material fact or will omit any material fact necessary in order to make the statements contained therein not misleading.

     4.   Access to Information; Public Announcements
          -------------------------------------------

          4.1  Access to Management, Properties and Records.
               --------------------------------------------

               (a) From the date of this Agreement until the Closing Date, the Seller shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of the Seller, so that the Buyer may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Seller, and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records. The Seller shall furnish to the Buyer such financial and operating data and other information as to the Assets and the business of the Seller as the Buyer shall reasonably request.

               (b) The Seller shall authorize the release to the Buyer of all files pertaining to the Seller, the Assets or the business or operations of the Seller held by any federal, state, county or local authorities, agencies or instrumentalities.

          4.2  Confidentiality. All information not previously disclosed to the
               ---------------
public or generally known to persons engaged in the business of the Buyer which shall have been furnished by the Buyer to the Seller in connection with the transactions contemplated hereby or as provided pursuant to this Section 4 shall not be disclosed to any person other than the Seller's employees, directors, attorneys, accountants or financial advisors or other than as contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall be returned to the Buyer, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and the Seller shall not at any time thereafter disclose to third parties, or use, directly or indirectly, for its own benefit, any such information, written or oral, about the business of the Buyer hereto.

          4.3  Public Announcements. The parties agree that prior to the Closing
               --------------------
Date, except as otherwise required by law (including the Bankruptcy Code), any and all public announcements or other public communications concerning this Agreement and the purchase of the Assets by the Buyer shall be subject to the approval of both parties, which approval shall not be unreasonably withheld.

     5.   Pre-Closing Covenants of the Seller
          -----------------------------------

     From and after the date hereof and until the Closing Date, except by order of the Bankruptcy Court:

          5.1  Conduct of Business. The Seller shall carry on its business
               -------------------
diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation, and shall not ship or deliver any quantity of products in excess of normal shipment or delivery levels, except as Agreed to in writing by the Buyer. All of the property of the Seller shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

          5.2  Absence of Material Changes. Without the prior written consent of
               ---------------------------
the Buyer, the Seller shall not:

               (a) Mortgage, pledge, or subject to any lien, charge or any other encumbrance any of the Assets;

               (b) Sell, assign, or transfer any of the Assets, except for inventory sold in the ordinary course of business, at a normal profit margin, and for not less than replacement cost;

               (c)  Modify, amend, alter or terminate any Contracts;

               (d) Take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound;

               (e) Fail to (i) preserve the possession and control of its assets and business, (ii) keep in faithful service its present officers and key employees, except for such employees, if any, hired by the Buyer, (iii) preserve the goodwill of its customers, suppliers, agents, brokers and others having business relations with it, and (iv) keep and preserve its business existing on the date hereof until after the Closing Date;

               (f) Fail to operate its business and maintain its books, accounts and records in the customary manner and in the ordinary or regular course of business and maintain in good repair its business premises, fixtures, machinery, furniture and equipment;

               (g) Enter into any leases, contracts, agreements or understandings other than those entered into in the ordinary course of business calling for payments which in the aggregate do not exceed $3,000.00 for each such lease, contract, agreement or understanding; or

               (h)  Commit or agree to do any of the foregoing in the future.

          5.3  Taxes. The Seller will, on a timely basis, file all tax returns
               -----
for and pay any and all taxes which shall become due or shall have accrued (a) on account of the operation of the business of the Seller or the ownership of the Assets on or prior to the Closing Date or (b) on account of the sale of the Assets (including a pro-rata portion of all personal property and excise taxes payable with respect to the Assets by the Seller).

          5.4  Communication with Customers and Suppliers.
               ------------------------------------------

               (a) Unless instructed otherwise by the Buyer in writing, the Seller will accept customer orders in the ordinary course of business and consistent with past practice as the Buyer's agent for all products offered by the Seller but expected to be shipped by the Buyer after the Closing Date.

               (b) The Seller and the Buyer will cooperate in communication with suppliers and customers to accomplish the transfer of the Assets to the Buyer on the Closing Date.

          5.5  Compliance with Laws. The Seller will comply with all laws and
               --------------------
regulations which are applicable to it, its ownership of the Assets or to the conduct of its business and will perform and comply with all contracts, commitments and obligations by which it is bound.

          5.6  Continued Truth of Representations and Warranties of the Seller.
               ---------------------------------------------------------------
The Seller will not take any actions which would result in any of the representations or warranties set forth in Section 2 hereof being untrue.

          5.7  Continuing Obligation to Inform. From time to time prior to the
               -------------------------------
Closing, the Seller will deliver or cause to be delivered to the Buyer supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement or any information contained in any Schedule inaccurate or incomplete in any material respect at any time after the date hereof until the Closing Date.

          5.8  Competing Offers.  The Seller will not, directly or indirectly,
               ----------------
through any officer, director, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a material portion of the Assets, or any equity interest in, the Seller or any equity investment, merger, consolidation or business combination with the Seller. The Seller shall promptly notify the Buyer if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made. The Seller acknowledges that any competing bid for the Assets must include a non-refundable deposit in an amount not less than Fifty Thousand Dollars ($50,000.00), to be credited toward the purchase price at closing, in order to place such competing bid on an equal footing with this Agreement.

     6.   Best Efforts to Obtain Satisfaction of Conditions
          -------------------------------------------------

          The Seller and the Buyer covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

     7.   Conditions to Obligations of the Buyer
          --------------------------------------

          The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing, in the sole discretion of the Buyer:

          7.1  Continued Truth of Representations and Warranties of the Seller;
               ---------------------------------------------------------------
compliance with Covenants and Obligations. The representations and warranties of
------------------------------------------
the Seller shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Buyer. The Seller shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

          7.2  Corporate Proceedings.  All corporate and other proceedings
               ---------------------
required to be taken on the part of the Seller to authorize or carry out this Agreement and to convey, assign, transfer and deliver the Assets shall have been taken.

          7.3  Governmental Approvals.  All governmental agencies, departments,
               ----------------------
bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Seller of the transactions contemplated by this Agreement and the operation of the Seller's business by the Buyer shall have consented to, authorized, permitted or approved such transactions, including the Bankruptcy Court.

          7.4  Consents of Lenders, Lessors and Other Third Parties.  The Seller
               ----------------------------------------------------
shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Seller to consummate the transactions contemplated by this Agreement, including the Bankruptcy Order as required by Section 1.6(a), and including, without limitation, those set forth on Schedule 2.3 attached hereto, which consents may
                               ------------
be obtained through the Bankruptcy Order on notice to the parties listed thereon.

          7.5  Adverse Proceedings.  No action or proceeding by or before any
               -------------------
court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own or use the Assets after the Closing.

          7.6  Board of Directors Approval.  The Board of Directors of the
               ---------------------------
Seller shall have duly authorized the transactions contemplated by this Agreement.

          7.7  The Assets.  Except for the Permitted Encumbrances and the
               ----------
Permitted Exceptions, at the Closing the Buyer shall receive good, clear, record and marketable title to the Assets, free and clear of all liens, liabilities, security interests and encumbrances of any nature whatsoever.

          7.8  Update.  The Seller shall have provided the Buyer with a true,
               ------
correct and complete list and amount, as of the Closing Date, of:

               (a)  the Inventory;

               (b)  the Fixed Assets;

               (c)  the Accounts Receivable, including an aging thereof;

               (d)  Intangible Property;

               (e) all contracts, customer prepayments and unfilled customer orders; and

               (f)  all shipments made during the period from the date of this
Agreement to the Closing Date, none of which information shall be materially different from the information supplied by the Seller as of the date hereof on Schedules 2.9, 2.10, 2.13, 2.15, 2.21 and 2.22 attached hereto.
--------- ---  ----  ----  ----  -----    ----

          7.9   Cross-License Agreement.  On the Closing Date, Buyer and Seller
                -----------------------
shall have entered into a Cross License Agreement substantially in the form attached hereto as Exhibit A, and as specifically approved by the Bankruptcy
                   ---------
Court.

          7.10  Employment Agreements.  On or prior to the Closing Date, the
                ---------------------
Buyer shall have executed employment agreements with Jack Frost, Michael Blaylock, James Dechant, Mark Elless and Jianwei Huang.

          7.11  Assignment of Insurance Policies.  On or prior to the Closing
                --------------------------------
Date, the Seller shall have assumed and assigned to the Buyer any and all insurance policies extending warranty or products liability coverage to the Seller for products manufactured by the Seller prior to the Closing Date or for claims made on or prior to the Closing Date.

          7.12  Assignment of Contracts.  The Seller shall have assumed and
                -----------------------
assigned to the Buyer the contracts listed on Schedule 2.15 hereto in accordance with 11 U.S.C. Section 365.

          7.13  Closing Deliveries.  The Buyer shall have received at or prior
                ------------------
to the Closing each of the following documents:

                (a) a bill of sale substantially in the form attached hereto as Exhibit B;
---------

                (b) such instruments of conveyance, assignment and transfer, in form and substance satisfactory to the Buyer, as shall be appropriate to convey, transfer and assign to, and to vest in, the Buyer, good, clear, record and marketable title to the Assets, including but not limited to copies of Forms UCC-3 filed with respect to liens listed in Schedule 2.4(i);

                (c) all technical data, formulations, product literature and other documentation relating to the Seller's business, all in form and substance satisfactory to the Buyer;

                (d) such contracts, files and other data and documents pertaining to the Assets or the Seller's business as the Buyer may reasonably request;

                (e) copies of the general ledgers and books of account of the Seller, and all federal, state and local income, franchise, property and other tax returns filed by the Seller with respect to the Assets since inception;

                (f) such certificates of the Seller's officers and such other documents evidencing satisfaction of the conditions specified in Section 7 as the Buyer shall reasonably request;

                (g) a certificate of the Secretary of State of the State of New Jersey as to the legal existence and good standing (including tax) of the Seller in New Jersey and any other jurisdiction in which the Seller does business;

                (h) certificates of the Secretary of the Seller attesting to the incumbency of the Seller's officers, respectively, the authenticity of the resolutions authorizing the transactions contemplated by the Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to subsection 2.1;

                    (i)  the schedules listed in Subsection 7.9;

                    (j) evidence of compliance with all state and federal environmental, occupational, work place disclosure and right to know laws;

                    (k)  cross receipt executed by the Buyer and the Seller;

                    (l) documents and materials comprising and sufficient to disclose and transfer to Buyer all Intangible Property;

                    (m) such other documents, instruments or certificates as the Buyer may reasonably request; and

                    (n) an order from the Bankruptcy Court approving this Agreement and the Cross License Agreement.

     8.   Conditions to Obligations of the Seller
          ---------------------------------------

     The obligations of the Seller under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing at the sole discretion of the Seller:

          8.1  Continued Truth of Representations and Warranties of the Buyer;
               --------------------------------------------------------------
Compliance with Covenants and Obligations. The representations and warranties of
-----------------------------------------
the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Seller. The Buyer shall have performed and complied with all terms, conditions, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

          8.2  Corporate Proceedings.  All corporate and other proceedings
               ---------------------
required to be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken.

          8.3  Governmental Approvals.  All governmental agencies, departments,
               ----------------------
bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions, including the Bankruptcy Court.

          8.4  Consents of Lenders, Lessors and Other Third Parties.  The Buyer
               ----------------------------------------------------
shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement, including the Bankruptcy Order as required by Section 1.6(a).

          8.5  Adverse Proceedings.  No action or proceeding by or before any
               -------------------
court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Seller to transfer the Assets.

          8.6  Closing Deliveries.  The Seller shall have received at or prior
               ------------------
to the Closing each of the following documents:

               (a) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 8 as the Seller shall reasonably request;

               (b) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of the Buyer in Delaware;

               (c) a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 3.1;

               (d)  cross receipt executed by the Buyer and the Seller; and

               (e) such other documents, instruments or certificates as the Seller may reasonably request.

     9.   Indemnification
          ---------------

          9.1  By the Buyer and the Seller. The Buyer and the Seller each hereby
               ---------------------------
indemnifies and holds harmless the other party against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer or the Seller in connection with each and all of the following:

               (a) Any breach by the indemnifying party of any representation or warranty in this Agreement;

               (b) Any breach of any covenant, agreement or obligation of the indemnifying party contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

               (c) Any misrepresentation contained in any statement, certificate or schedule furnished by the indemnifying party pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

          9.2  By the Seller.  The Seller further agrees to indemnify and hold
               -------------
harmless the Buyer from any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer, in connection with each and all of the following:

                    (a) Any claims against, or liabilities or obligations of, the Seller or against the Assets not specifically assumed by the Buyer pursuant this Agreement;

                    (b) The failure of the Buyer to obtain the protections afforded by compliance with the notification and other requirements of the bulk sales laws in force in the jurisdictions in which such laws may be applicable to either the Seller or the transactions contemplated by this Agreement;

                    (c) Any violation by the Seller of, or any failure by the Seller to comply with, any law, ruling, order, decree, regulation or zoning, environmental permit requirement applicable to the Seller, the Assets or its business, whether or not any such violation or failure to comply has been disclosed to the Buyer, including any costs incurred by the Buyer (i) in order to bring the Assets into compliance with environmental laws as a consequence of noncompliance with such laws on the Closing Date or (ii) in connection with the transfer of the Assets;

                    (d) Any warranty claim or product liability claim relating to (i) products manufactured or sold by the Seller prior to the Closing Date or
(ii) the Seller's business or operation prior to the Closing Date;

                    (e)  Any tax liabilities or obligations of the Seller; and

                    (f) Any claims against, or liabilities or obligations of, the Seller respect to obligations under Employee Plans not specifically assumed by the Buyer pursuant to this Agreement.

          9.3  Claims for Indemnification.  Whenever any claim shall arise for
               --------------------------
indemnification hereunder the party seeking indemnification (the "Indemnified
                                                                  -----------
Party"), shall promptly notify the party from whom indemnification is sought
-----
(the "Indemnifying Party") of the claim and, when known, the facts constituting
      ------------------
the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third-party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Subsection 9.4 of this Agreement.

          9.4  Defense by Indemnifying Party.  In connection with any claim
               -----------------------------
giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the

Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

          9.5  Payment of Indemnification Obligation. The Seller hereby agrees
               -------------------------------------
that any claim for indemnification by the Buyer under this Section 9 or under any other provision of this Agreement may, at the Buyer's option, be set off against the Buyer's obligation to make payments of the purchase price set forth in Subsection 1.3. All indemnification by the Buyer or the Seller hereunder (to the extent not satisfied in the manner specified in the preceding sentence) shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

          9.6  Survival of Representations; Claims for Indemnification.  All
               -------------------------------------------------------
representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto. All such representations and warranties shall expire on the second anniversary of the Closing Date, except for claims, if any, asserted in writing prior to such second anniversary, which shall survive until finally resolved and satisfied in full. All claims and actions for indemnity pursuant to this Section 9 for breach of any representation or warranty shall be asserted or maintained in writing by a party hereto on or prior to the expiration of such two-year period. Notwithstanding anything to the contrary in this Section 9, Buyer shall not be entitled to receive, and the Seller shall not be obligated to pay, the first $5,000 in the aggregate of indemnity obligations otherwise payable by Seller to Buyer pursuant to this Section 9.

     10.  Post-Closing Agreements
          -----------------------
     The Seller agrees that from and after the Closing Date:

          10.1 Proprietary Information.
               -----------------------

               (a) The Seller shall hold in confidence, and use its best efforts to have all of its officers, directors and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to the business of the Seller and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Seller.

               (b) The Seller agrees that the remedy at law for any breach of this Subsection 10.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Subsection 10.1.

          10.2  No Solicitation or Hiring of Former Employees. Except as
                ---------------------------------------------
provided by law, for a period of three (3) years after the Closing Date, the Seller shall not solicit any person who was an employee of the Seller on the Closing Date to terminate his employment with the Buyer or to become an employee of the Seller or hire any person who was such an employee on the date hereof or on the Closing Date.

          10.3 Non-Competition Agreement.
               -------------------------

               (a) For a period of three (3) years after the Closing Date, neither the Seller nor any Affiliate thereof shall (i) manufacture, market or sell any product or service (except for nutritional supplement products or services) which has the same or substantially the same form, function and primary application as any existing or proposed product or service manufactured or provided by the Seller on or prior to the Closing Date or (ii) engage in any business competitive with the business of the Seller (except as such business directly pertains to nutritional supplement products and services) as conducted on the date hereof or on the Closing Date, in the United States or any other country in which the Seller conducted its business during the two years prior to the Closing Date.

               (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Subsection 10.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Seller agrees that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

          10.4 Sharing of Data.
               ---------------

               (a) The Seller shall have the right for a period of three years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business of the Seller prior to the Closing Date and for complying with its obligations under the Bankruptcy Code and under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of four years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records which are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the business of the Seller transferred to the Buyer hereunder or is otherwise needed by the Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

               (b) The Seller and the Buyer agree that from and after the Closing Date they shall cooperate fully with each other to facilitate the transfer of the Assets from the Seller to the Buyer and the operation thereof by the Buyer.

          10.5  Use of Name.  The Seller agrees to cease the use of the name
                -----------
"Phytotech, Inc." or any derivation thereof by the date which occurs two full calendar months after the Closing Date, and agrees to only use such name or derivation in the interim as to those matters for which it has received consent from the Buyer.

          10.6  Cooperation in Litigation.  Each party hereto will fully
                -------------------------
cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the business of the Seller prior to or after the Closing Date (other than litigation arising out the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

          10.7  Product Claims and Returns.  Seller shall be responsible for
                --------------------------
customer claims relating to services rendered by Seller prior to the Closing Date, and customer claims relating to, or returns of, products of Seller which
(a) were sold and shipped by the Seller prior to the Closing Date, (b) were in the finished goods inventory of the Seller as of the Closing Date, or (c) were work in process and more than fifty percent (50%) completed by the Closing Date. If a customer makes a claim or seeks a return and, in the judgment of the Buyer, the claim or return is proper, Buyer shall replace or repair, as the case may be, the services rendered or product purchased at the Buyer's then generally prevailing prices and labor rates. Such repairs or returns shall be for the account of Seller and Seller shall promptly reimburse Buyer for the amounts thereof in excess of reserves for such items included in the Closing Balance Sheet.

          10.8  Seller Services. The Seller will cooperate with reasonable
                ---------------
requests of the Buyer following the date of this Agreement and post-closing, including providing to Buyer reasonable access to certain employees, and equipment and facilities set forth on Schedule 1.1 attached hereto, that are useful to the Buyer in the Business. From time to time, at the Buyer's request, the Seller may make available such employees and furnish the use of such equipment and facilities to the Buyer at a price equal to Seller's cost plus a fifteen percent profit.

     11.  Termination of Agreement
          ------------------------

          11.1  Termination by Lapse of Time.  This Agreement shall terminate at
                ----------------------------
5:00 p.m., E.S.T. on June 11, 1999, if the transactions contemplated hereby have not consummated, unless such date is extended by the written consent of all of the parties hereto.

          11.2  Termination by Agreement of the Parties.  This Agreement may be
                ---------------------------------------
terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Seller under this Agreement and the Seller shall have no further obligation or liability to the Buyer under this Agreement.

          11.3  Termination by Reason of Breach.  This Agreement may be
                -------------------------------
terminated by the Seller, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform any condition or obligation hereunder, and may be terminated by the Buyer, if at any time prior to the Closing there shall occur a breach of any of the representations, warranties or covenants of the Seller or the failure of the Seller to perform any condition or obligation hereunder.

     12.  Transfer and Sales Tax
          ----------------------

          12.1 Notwithstanding any provisions of law imposing the burden of such taxes on the Seller or the Buyer, as the case may be, the Seller shall be responsible for and shall pay (a) all sales, use and transfer taxes, and (b) all governmental charges, if any, upon the sale or transfer of any of the Assets hereunder. If the Seller shall fail to pay such amounts on a timely basis, the Buyer may pay such amounts to the appropriate governmental authority or authorities, and the Seller shall promptly reimburse the Buyer for any amounts so paid by the Buyer.

     13.  Brokers
          -------

          13.1  For the Seller.  The Seller represents and warrants that it has
                --------------
not engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. The Seller agrees to indemnify and hold harmless the Buyer against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Seller.

          13.2  For the Buyer.  The Buyer agrees to pay all fees, expenses and
                -------------
compensation owed to any person, firm or corporation who has acted in the capacity or broker or finder on its behalf in connection with the transactions contemplated by this Agreement. The Buyer agrees to indemnify and hold harmless the Seller against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

     14.  Notices
          -------

          Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

To the Seller:           Phytotech, Inc.
                         One Deer Park Drive, Suite I
                         Monmouth Junction, NJ 08852
                         Office: 732/438-0900
                         Fax: 732/438-1209
                         Attention: Burt D. Ensley, President

With a copy to:          Ravin, Greenberg & Marks, P.A.
                         101 Eisenhower Parkway
                         Roseland, NJ 07068
                         Office: 973/226-1500
                         Fax: 973/226-6888
                         Attention: Larry Lesnik, Esq.

To the Buyer:            Edenspace Systems Corporation
                         11604 Rolling Meadow Drive
                         Great Falls, VA 22066
                         Office: 703/406-0036
                         Fax: 703/406-0036
                         Attention: Bruce W. Ferguson, President

With a copy to:          Hale and Dorr LLP
                         1455 Pennsylvania Avenue, N.W.
                         Washington, D.C. 20004
                         Office: 202/942-8400
                         Fax: 202/942-8484
                         Attention: David Sylvester, Esq.

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; or (b) three business days after being sent, if sent by registered or certified mail.

     15.  Successors and Assigns
          ----------------------

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any trustee appointed by the Bankruptcy Court, except that the Buyer and the Seller may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or affiliate. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer from any obligation or liability under this Agreement.

     16.  Entire Agreement; Amendments; Attachments
          -----------------------------------------

               (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Buyer and the Seller, by the consent of their respective Boards of Directors, or officers authorized by such Boards, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Seller.

               (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provision of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

     17.  Expenses
          --------

          Except as otherwise expressly provided herein, the Buyer and the Seller shall each pay their own expenses in connection with this Agreement and the transactions contemplated hereby.

     18.  Legal Fees
          ----------

          In the event that legal proceedings are commenced by the Buyer against Seller, or by the Seller against the Buyer, in connection with this Agreement or transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

     19.  Governing Law
          -------------

          This Agreement shall be governed by and construed in accordance with of the State of Delaware.

     20.  Section Headings
          ----------------

          The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     21.  Severability
          ------------

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     22.  Counterparts
          ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     23.  Third Party Beneficiaries
          -------------------------

          Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation, or legal entity, other than the parties, any rights, remedies, or other benefits under or by reason of this Agreement.



                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                             SELLER:

                                             PHYTOTECH, INC., D.I.P.

ATTEST:



/s/Alexander Baltovski                       /s/Burt D. Ensley
----------------------                       --------------------------------
Alexander Baltovski,                         Burt D. Ensley,
Chief Financial Officer                      President



                                             BUYER:

                                             EDENSPACE SYSTEMS CORPORATION


ATTEST:



/s/Heather R. Sandiford                      /s/Bruce W. Ferguson
-----------------------                      --------------------------------
Heather R. Sandiford,                        Bruce W. Ferguson,
Treasurer                                    President

                                 Schedule 1.1

                                Excluded Assets

I.   Nutriceutical Inventory

     A.  250kg of selenium
     B.  250kg of chronium
     C. Approximately 10,000 lbs. of Indian Mustard seeds stored at CD Warehouse, 1818 Minnesota Avenue, Billings, Montana 59101
     D.  Approximately 200 lbs. of Indian Mustard seeds stored at Phytotech
     E. Seeding trays, racks, timers, tools and other materials relating to mutriceutical production

II.  Computers

     A.   All computers relating to the administrative functions of Phytotech

          1.      Gateway GP6-300 used by Alex Baltovski
          2.      Gateway GP6-233 used by Kathy Makowski
          3.      Gateway Laptop
                  (These are all leased.)
          4.      Proteva computer
          5.      Printers and hookups (HP Laser6P, Apple printer, HP Ink Jet
                  855ce)
          6.      Apple Macintosh computers
          7.      Gateway P5-133 in Lab
          8.      Compaq with Packard Bell monitor

III. A.   Patents Related to Nutritional Supplements

Title                                        Patent Number            Country
-----                                        -------------            -------

NONE

     B.   Applications Related to Nutritional Supplements

Title                                        Application Number       Country
-----                                        ------------------       --------

Nutritional Supplements                      09/041,355               USA

Nutritional Supplements                      60/089,821               USA

Nutritional Supplements                      US99/05433               WIPO PCT

Nutritional Supplements                      09/187,608               USA

IV.  Other

     A.      All furniture and fixtures
     B.      HPLC
     C.      Roof Greenhouse
     D.      Ovens in the Labs
     E.      ICP and computer
     F.      Copy machine
     G.      File cabinets used to store nutriceutical or administrative files
     H.      Overhead projection equipment, television and VCR
     I.      Telephone systems
     J.      Refrigerators and microwave ovens
     K.      All leasehold improvements
     L.      Net operating losses and other tax attributes of the Seller
     M. Proceeds of any claim, cause of action, lawsuit, claim or demand including but not limited to those arising under the Bankruptcy Code Sections 544, 547, 548 and 550.

Total Value on the Seller's Books:  Approximately $90,000
---------------------------------

                                 Schedule 2.3

                             Third Party Consents

I.   The Seller's Board of Directors

II.  United States Bankruptcy Court for the District of New Jersey

III. The entities listed on Schedule 2.15 Contracts hereto as required pursuant to the applicable contracts, which consents may be obtained through the Bankruptcy Order on notice to the parties listed thereon.

                               Schedule 2.4(ii)

                            Permitted Encumbrances

     Exclusive License Agreement, dated March 16, 1999, between Phytotech, Inc. and Consolidated Growers & Processors, Inc. for the exclusive use of hemp.

Consolidated Growers & Processors, Inc.
P.O. Box 2228
Monterey, CA 93942-2228
Attention: Ms. Susan. Brana (888-333-4246)

                                Schedule 2.4(i)

                                 Encumbrances

Secured Lien Holders:
--------------------

1.   Burt P. Ensley
2.   Philip J. Whitcome
3.   Abraham H. Nechemie
4.   Union D'Etudes et D'Investissements
5.   Milton C. Dunsey and Donna M. Dunsey
6.   Allison Gushee Molkenthin & Steve Mark Molkenthin
7.   Teruko Terry Miyamoto
8.   Joseph Gery & Karen M. Gery
9.   William Toshio Matsuyama
10.  Harold E. Anderson
11.  Frank Martusciello
12.  Charles Beals
13.  William Lightbody
14.  Arthur Gaucher & Claire Gaucher
15.  Samuel P. Willits
16.  Seymour Wasserstrum
17.  Gerard C. Smith & Michael G. Smith
18.  Carl M. Smith
19.  John K. Lingo
20.  Dave Pollak
21.  H. Richard Butker & Judith M. Butker
22.  Jon R. Lind
23.  James B. Douglas
24.  William C. Gates
25.  David L. Spence
26.  John R. Manis, M.D. & John R Manis, P.C.
27.  Watts Investments, Inc.
28.  Christina Tranberg
29.  Ron Tepner and Joy Tepner

                                 Schedule 2.6

                            Undisclosed Liabilities


None.

                                 Schedule 2.8

                                   Insurance

1.   United Capital Insurance - Product and General Liability
     Szerlip & Co., Inc. 288 Main Street, Millburn, New Jersey 07041

2.   Pemequid - Workers Comp
     390 Rt. 10, W. Millbrook Pk N., Randolph, New Jersey 07869

3.   Unum - Disability
     38223 Treasury Center, Chicago, Illinois 60694-3200

4.   Standard Insurance - Life
     P.O. Box 5705, Portland, Oregon 97228-5705

5.   Nylcare Health Plans
     One Liberty Plaza, Mail Drop 11-1, New York, New York 10006

                                 Schedule 2.9

                                   Inventory

General lab equipment, chemicals, irrigation, timers, tools and other materials relating to phytoremediation.
1-(10 cell) rhizofiltration system
5-6 50 lb bags Piper Sudan grass
9 50 lb bags of Sorghum Sudan
3 50 lb bags of sunflower (cv. 187)
5, 25-50 lb bags misc. Brassica species/cultivars
2- 55 gal drums of Triton-X 100
2- 55 gal drums (one open) Acetic Acid
1 55 gal drum KEDTA (less than 1/2 full)
1 partial container of HEDTA powder
rototiller (small)
1 large roll of burlap
1 roll of heavy, coated fence
10 50 lb bags of zinc sulfate
7 50 lb bags of manganese
1 50 lb bag Ferrous sulfate (partial bag)
3 50 lb bags of citric acid
10+ bags of pelletized lime
Approximately 5,000 lbs of Indian Mustard seeds stored at CD Warehouse,
     1818 Minnesota Avenue, Billings, Montana 59101

Total Value on the Seller's Books: Approximately $25,000
---------------------------------

                                 Schedule 2.10

                          Equipment and Fixed Assets


Atomic Absorption Spectrometer 3100
Planting drill (purchased from Stanton Equipment, stored with EnviroScopes) Soil Library
Nitons (2)
1 battery charger
1 postal scale
50+ Irrometer soil moisture meters, various sizes
50+ Irrometer lysimeters (for sampling of water in soil), various sizes
25 (Approx.) shelving units
6 back pack sprayers
2 gas cans
1 spreader
2 pumps
3 hard rakes
1 large rake
2 soft rakes
3 pitch forks
3 small shovels
4 large tarps
2 electric hedge trimmers
miles of hose (various sizes)
boxes and boxes of pvc pipes, couplers, "Ts", connectors, etc.
Misc. tolls, pvc glue, cutters, hand pruners, marking flags, etc.
2- pancake geiger counters
50+ 1' x 2' black rhizofiltration trays
PC's for phytoremediation employees
All Computers relating to the Business
File cabinets used to store files relating to the Business
All other equipment and fixed assets used in the Business

Total Value on the Seller's Books: Approximately $25,000
---------------------------------

                                 Schedule 2.11

                              Change in Condition



None.

                                 Schedule 2.13

                              Accounts Receivable



See attached list of current Accounts Receivable.

                                PHYTOTECH, INC.
                               A/R Aging Summary
                              As of May 14, 1999

                                             Current             1-30      31 -      61 -       *90        TOTAL
                                             ---------      ---------      ----      ----      ----        -----
ABCO Laboratories, Inc.                           0.00           0.00      0.00      0.00
ARMY SBIR
   97028                                     42,765.20           0.00      0.00      0.00      0.00      42,765.20
                                             ---------      ---------      ----      ----      ----      ---------
Total ARMY SBIR                              42,765.20           0.00      0.00      0.00      0.00      42,765.20
Carlson Environmental, Inc.                       0.00      13,000.00      0.00      0.00      0.00      13,000.00
DOE                                               0.00           0.00      0.00      0.00
DOE SBIR                                          0.00           0.00      0.00      0.00
Ecological Formulae                               0.00           0.00      0.00      0.00
FLORIDA STATE UNIVERSITY
  09002                                           0.00      11,000.00      0.00      0.00      0.00      11,000.00
                                             ---------      ---------      ----      ----      ----      ---------
Total FLORIDA STATE UNIVERSITY                    0.00      11,000.00      0.00      0.00      0.00      11,000.00
VERSAR, INC.                                      0.00       6,000.00      0.00      0.00      0.00       6,000.00
VARIOUS-R                                         0.00           0.00      0.00      0.00      0.00
                                             ---------      ---------      ----      ----      ----      ---------
TOTAL                                        42,765.02      38,008.00      0.00      0.00      0.00      72,765.20
                                             =========      =========      ====      ====      ====      =========

* Greater than

                                 Schedule 2.15

                                   Contracts

1.   SBIR phase II with DOD
     US Army ARDEC
     Building 321
     Picatinny Arsenal, NJ 07806-5000
     Attention:  Mr. Per Arienti AMSRA AR UEA
     973/724-3544

2.   Dredge Spoils Project
     Rutgers, The State University
     Biotech Center for Agricultural & Environmental Studies
     59 Dudley Road
     Foran Hall Cook College
     New Brunswick, NJ 08901-8250
     Attention:  MS. Judy Snow, Mr. Roger Grillo
     732/932-8165

3.   Florida State University
     Institute for Central & Eastern European Cooperative
     Environmental Research.
     Tallahassee, FL 32310-3700
     Attention:  Mr. John Moerlins
     850/222-3249

4.   Fort Greely
     Bristol Environmental Services Corporation
     201 - East 56th Avenue, Suite 301
     Anchorage, Alaska 99518
     Attention:  Mr. Michael Torpy
     907/563-0013

5.   Fort Dix
     Concurrent Technologies Corporation
     1450 Scalp Avenue
     Johnstown, PA 15904
     Attention:  Ms. Lee Ann Unger
     814/269-2481

6.   Brookhaven National Laboratory
     Long Island, NY

7.   Tampa Electric
     Tampa Electric Company
     702 Franklin Street, Plaza 3
     Tampa, FL 33602
     Attention:  Ms. Susan Mueller

8.   Ensign Bickford
     10 Mill Pond Lane
     Simsbury, CA 06070-0007
     Attention:  Ms. Dorothy T. Hammett
     860/843-2843

9.   TRC Environmental
     Danbury, CT
     Attention:  Ms. Paola

10.  Chicago Carlson Environmental
     Carlson Environmental, Inc.
     312 West Randolph Street
     Chicago, IL  60606
     Attention:  Mr. Edward E. Garske, CHMM VP Operations

11.  Versar (Sacramento)
     Versar, Inc.
     7844 Madison Avenue
     Suite 167
     Fair Oaks, CA  95628
     Attention:  Mr. Tim Berger/Mr. Larry Klieneke

12.  Conestoga Rovers & Associates
     11100 Metro Airport Center Drive
     Suite 160
     Romulus, MI  48174
     Attention:  Mr. Frederick W. Blicke, P.E.
     734/942-0909

13.  Consolidated Growers & Processors, Inc.
     P.O. Box 2228
     Monterrey, CA  93942-2228
     Attention:  Ms. Susan Brana
     888/333-4246

[See Attached Revenue Sheet].

                                 Schedule 2.19

                                 Customer List


1.   SBIR phase II with DOD
     US Army ARDEC
     Building 321
     Picatinny Arsenal, NJ  07806-5000
     Attention:  Mr. Per Arienti AMSRA AR UEA
     973/724-3544

2.   Dredge Spoils Project
     Rutgers, The State University
     Biotech Center for Agricultural & Environmental Studies
     59 Dudley Road
     Foran Hall-Cook College
     New Brunswick, NJ  08901-8250
     Attention:  Ms. Judy Snow, Mr. Roger Grillo
     732/932-8165

3.   Florida State University
     Institute for Central & Eastern European Cooperative
     Environmental Research
     Tallahassee, FL  32310-3700
     Attention:  Mr. John Moerlins
     850/222-3249

4.   Adak Project
     Bristol Environmental Services Corporation
     201 - East 56th Street, Suite 301
     Anchorage, Alaska  99518
     Attention:  Mr. Michael Torpy
     907/563-0013

5.   Fort Dix
     Concurrent Technologies Corporation
     1450 Scalp Avenue
     Johnstown, PA  15904
     Attention:  Ms. Lee Ann Unger
     814/269-2481

6.   MSE, Inc.
     P.O. Box 4078
     Butte, Montana  59702

7.   General Electric
     P.O. Box 780, M/C J-26
     Wilmington, NC  28402
     Tampa, FL 33602
     Attention:  Ms. Susan Mueller

8.   Magic Marker
     Rutgers, The State University
     Biotech Center for Agricultural & Environmental Studies
     59 Dudley Road
     Foran Hall- Cook College
     New Brunswick, NJ  08901-8250
     Attention:  Ms. Judy Snow, Mr. Roger Grillo
     732/932-8165

9.   Parsons Engineering
     8000 Center Park Drive
     Suite 200
     Austin, TX  78754
     Attention:  Ms. Roxanne Powers

10.  Norfolk Southern Corporation
     Environmental Protection Department
     110 Franklin Road S.E.
     Roanoke, VA  24042-0013

11.  Ensign Bickford
     Ensign Bickford
     10 Mill Pond Lane
     Simsbury, CA  06070-0007
     Attention:  Ms. Dorothy T. Hammnett
     860/843-2843

12.  Conestoga Rovers & Associates
     11100 Metro Airport Center Drive
     Suite 160
     Romulus, MI  48174
     Attention:  Mr. Frederick W. Blicke, P.E.
     734/942-0909

13.  Consolidated Growers & Processors, Inc.
     P.O. Box 2228
     Monterrey, CA  93942-2228
     Attention:  Ms. Susan Brana
     888/333-4246

14.  United Technologies, Inc.
     M/S 503
     Hartford, CT  06101
     Attention:  Mr. Rick Meyer

15.  Tampa Electric
     Tampa Electric Company
     702 Franklin Street, Plaza 3
     Tampa, FL  33602
     Attention:  Ms. Susan :Mueller

16.  USDA
     Department of Health & Human Services
     Grants Management Branch
     Cooperative State Research Education and Extension Service - USDA
     Stop 7745
     Washington, DC  20250-2245
     Attention:  Mr. Charles F. Cleland

17.  Roy F. Westin, Inc.
     2125 University Park Drive, Suite 270
     Okemos, Michigan  48864-397474
     Attention:  Mr. Brian Sedgewick

18.  Chicago Carlson Environmental
     Carlson Environmental, Inc.
     312 West Randolph Street
     Chicago, IL  60606
     Attention:  Mr. Edward E. Garske, CHVM VP Operations

19.  Versar (Sacramento)
     Versar, Inc.
     7844 Madison Avenue
     Fair Oaks, CA  95628
     Attention:  Mr. Tim Berger / Mr. Larry Klieneke

20.  Versar, Inc.
     6850 Versar Center
     Springfield, VA  22151
     703/750-3000

                                 Schedule 2.20

                                   Suppliers

1.   Chemplex Chemicals, Inc.
     International Blvd., Suite 400
     Mahwah, NJ  07495-N00
     Attention:  Mr. Neil Mahr
     201/512-8788

2.   Fisher Scientific
     52 Fadem Road
     Springfield, NJ  07081
     800/766-7000

3.   McMaster Carr
     Dayton, New Jersey
     Attention:
     732/329-6666

4.   VWR Scientific Products
     P.O. Box 640169
     Pittsburgh, PA  15264-0169
     Attention:
     Telephone:

5.   Sigma Aldrich
     P.O. Box 18817B
     St. Louis, MO  63160
     Attention:
     800/521-8956

Subcontractors

1.   Enviroscapes
     P.O. Box 1262
     Woodbridge, NJ  07095
     Attention:
     732/636-6407

2.   Greenlane
     Lambs Road
     Sewell, New Jersey
     Attention:  Mr. Eric Eisenhart
     609/589-4461

3.   Advanced Environmental Technical Services
     3100 Hedley Street
     Philadelphia, PA  19137
     Attention:
     215/289-3700

                                 Schedule 2.21

                            Prepayments and Deposits

$45,000 Prepayment by Tampa Electric Co.

                                 Schedule 2.22

                              Intangible Property


I.   Patents

     A.   Patents Owned by Phytotech Related to Phytoremediation

Title                                             Patent Number       Country
-----                                             -------------       -------
Method for Removing Soluble Metals from           5,393,426           USA
an Aqueous Phase

Phytoremediation of Metals                        5,364,451           USA

Phytoremediation of Metals                        5,785,735           USA

Method for Removing Soluble Metals from              678262           Australia
an Aqueous Phase

Method for Removing Soluble Metals from              692162           Australia
an Aqueous Phase

     B. Patents Related to Phytoremediation Owned by Rutgers Which are the Subject of the Exclusive License Agreement Between Phytotech, Inc. and Rutgers, The State University of New Jersey Dated May, 1997, of Which Phytotech's Interest is Being Assigned to Edenspace.

Title                                             Patent Number       Country
-----                                             -------------       -------
Method for Removing Soluble Metals from           5,876,484           USA
an Aqueous Phase

     C. Patents Related to Phytoremediation Jointly Owned by Phytotech and Rutgers Which are Subject to the Exclusive License Agreement Between Phytotech, Inc. and Rutgers, The State University of New Jersey Dated May, 1997 at Reduced Royalty Rates Pursuant to the Bankruptcy Stipulation and Consent Order Between Phytotech, Edenspace, and Rutgers, The State University of New Jersey, of Which Phytotech's Interest is Being Assigned to Edenspace.

Title                                             Patent Number       Country
-----                                             -------------       -------
Phytorernediation of Metals Using Seedlings       5,728,300           USA

Phytoremediation of Metals Using Seedlings        5,853,576           USA

     D.   Patent Applications Owned by Phyiotech Related to Phytoremediation

Title                                        Patent Number       Country
-----                                        -------------       -------
Method for Removing Soluble Metals           950678              Belarus
from an Aqueous Phase

Method for Removing Soluble Metals           2,163,666           Canada
from an Aqueous Phase

Method for Removing Soluble Metals           2,163,665           Canada
from an Aqueous Phase

Method for Removing Soluble Metals           94919315.5          European Patent
from an Aqueous Phase                                            Office

Method for Removing Soluble Metals           94920059.6          European Patent
from an Aqueous Phase                                            Office

Method for Removing Soluble Metals           109653              Israel
from an Aqueous Phase

Method for Removing Soluble Metals           944092              Mexico
from an Aqueous Phase

Method for Removing Soluble Metals           96100539            Russian
from an Aqueous Phase                                            Federation

Method for Removing Soluble Metals           95125101            Ukraine
from an Aqueous Phase

Phytoremediation of Metals                   2,163,665           Canada

Phytoremediation of Metals                   109654              Israel

Phytoremediation of Metals                   944088              Mexico

Inducing Hyperaccumulation of Metals         24242/97            Australia
in Plant Shoots

Inducing Hyperaccumulation of Metals         2,249,353           Canada
in Plant Shoots

Inducing Hyperaccumulation of Metals         97919929.6          European Patent
in Plant Shoots                                                  Office

Inducing Hyperaccumulation of Metals         126312              Israel
in Plant Shoots

Inducing Hyperaccumulation of Metals         987735              Mexico
in Plant Shoots

Inducing Hyperaccumulation of Metals         98119145            Russian Federation
in Plant Shoots

Inducing Hyperaccumulation of Metals         98105528            Ukraine
in Plant Shoots

     E. Patent Applications Owned by Rutgers Related to Phytoremediation Which are the Subject of the Exclusive License Agreement Between Phytotech, Inc. and Rutgers, The State University of New Jersey Dated May, 1997, of Which Phytotech's Interest is Being Assigned to Edenspace.

Title                                        Patent Number       Country
-----                                        -------------       -------
Conversion of Metal Oxidation States         08/333,143          USA
through Phytoreduction

Method for Removing Soluble Metals           EA-97-0328U         Eurasian Patent
from an Aqueous Phase                                            Office

Method for Removing Soluble Metals           96912794.3          European Patent
from an Aqueous Phase                                            Office

Method for Removing Soluble Metals           P0325630            Poland
from an Aqueous Phase

Method for Removing Soluble Metals           08/443,154          USA
from an Aqueous Phase

     F. Patent Applications Related to Phytoremediation Jointly Owned by Phytotech and Rutgers Which are Subject to the Exclusive License Agreement Between Phytotech, Inc. and Rutgers, The State University of New Jersey Dated May, 1997 at Reduced Royalty Rates Pursuant to the Bankruptcy Stipulation and Consent Order Between Phytotech, Edenspace, and Rutgers, The State University of New Jersey, of Which Phytotech's Interest is Being Assigned to Edenspace.

Title                                        Patent Number       Country
-----                                        -------------       -------
Inducing Hyperaccumulation. of Metals        08/621,138          USA
in Plant Shoots

                                    60/027,127

     G. Patent Applications Subject to Determination of Ownership Through Arbitration Proceedings Under Section 0(5) of the Bankruptcy Stipulation and Consent Order Between Phytotech, Edenspace, and Rutgers, The State University of New Jersey.

Title                                        Patent Number       Country
-----                                        -------------       -------
Phytoremediation of Metals                   09/040,755          USA

II.  Other licenses to use patents related to the Business

III. Databases, including databases of field and greenhouse results, related to the Business

IV.  Trade secrets related to the Business

V. Proposals, reports, planning documents, applications, correspondence, software, computer files, related to the Business

VI.  The name, service mark and trademark "PHYTOTECH"

                                  Exhibit 8.3
                                  -----------

                        PATENT CROSS-LICENSE AGREEMENT

                                    Between

                         EDENSPACE SYSTEMS CORPORATION

                                      and

                            PHYTOTECH, INC, D.I.P.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
PRELIMINARY STATEMENT.....................................................     1

     1.   Definitions.....................................................     1

          1.1  Affiliate..................................................     1
          1.2  Nutriceutical Patents......................................     2
          1.3  Phytoremediation Patents...................................     2

     2.   Grant...........................................................     2

          2.1  License-Phytoremediatoin Patents...........................     2
          2.2  License-Nutriceutical Patents..............................     2

     3.   Representations and Warranties..................................     3

          3.1  By Seller..................................................     3
          3.2  By Buyer...................................................     3

     4.   Term of the Agreement; Default and Termination..................     4

          4.1  Term.......................................................     4

     5.   Miscellaneous...................................................     4

          5.1  Assignment.................................................     4
          5.2  Governing Law..............................................     4
          5.3  Counterparts...............................................     4
          5.4  Waiver.....................................................     4
          5.5  Entire Agreement...........................................     5
          5.6  Severability...............................................     5
          5.7  Notices....................................................     5
          5.8  No Joint Venture...........................................     6
          5.9  Further Assurances.........................................     6
          5.10 Trademarks.................................................     6
          5.11 Attorneys' Fees............................................     7
          5.12 Headings...................................................     7
          5.13 Export Control.............................................     7

                         PATENT CROSS-LICENSE AGREEMENT
                         ------------------------------

          This Patent Cross-License Agreement (the "Agreement") is made and entered into effective as of May 24, 1999 (the "Effective Date"), by and between Edenspace Systems Corporation, a Delaware corporation with its principal office at 11720 Sunrise Valley Drive, Reston, Virginia 20191 ("Buyer"), and Phytotech, Inc., D.I.P., a New Jersey corporation with its principal office at One Deer Park Drive, Suite I, Monmouth Junction, New Jersey 08852 ("Seller") in its capacity as Debtor-in-Possession in Bankruptcy Case No. 99-550905/KF pending in the U.S.B.C. for the District of New Jersey (the "Bankruptcy Court").

                             PRELIMINARY STATEMENT
                             ---------------------

          Buyer owns or has the right to license the Phytorernediation Patents (as hereinafter defined) which pertain to phytoremediation and, possibly, to nutritional supplement products, subject to the terms and conditions of this Agreement. Seller owns or has the right to license the Nutriceutical Patents (as hereinafter defined) which pertain to nutritional supplement products, and, possibly to phytoremediation subject to the terms and conditions of this Agreement. Buyer desires to license, and Seller desires to obtain a license to use, the Phytoremediation Patents. Seller desires to license, and Buyer desires to obtain a license to use, the Nutriceutical patents.

          NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Definitions

    1.1  "Affiliate" means an incorporated or unincorporated entity, wherever
          ----------
organized, which controls, is controlled by or is under common control with Buyer or Seller as the context of usage indicates. For this purpose, "control" means the direct or indirect legal, equitable or factual power to select a majority of the members of, or otherwise to direct the decisions made by, the directors or other governing authorities of an organization (determined without regard to events of default of fiduciary obligations which might limit or restrict exercise of such power).

    1.2  "Nutriceutical Patents" means every United States and foreign patent
          ----------------------
that is owned by Seller, or which Seller has the right to license, as well as all patents issued on or claiming priority from an application filed prior to ninety (90) days after the Effective Date, including but not limited to any later filed continued prosecution, continuations, substitutions, divisionals thereof, and any reissues or reexaminations of such patents. The Nutriceutical Patents include, but are not limited to, the patents, and any patents issuing from any patent application, listed in Schedule A.

     1.3  "Phytoremediation Patents" means every United States and foreign
           ------------------------
patent that is owned by Buyer or which Buyer has the right to license (but excluding patents that are solely or jointly owned by Rutgers, the State University of New Jersey) as a result of the Asset Purchase Agreement between Buyer and Seller dated May 24, 1999. The Phytoremediation Patents include, but are not limited to, the patents and any patents issuing from any patent application listed in Schedule B.

2.   Grant

     2.1  License-Phytoremediation Patents.  Buyer grants to Seller under the
          --------------------------------
Phytoremediation Patents an exclusive, irrevocable, transferable, royalty-free, worldwide license, with the right to sublicense, to make, have made, use, import, offer for sale, sell, have sold and otherwise dispose of, any and all products and services anywhere in the world solely for purposes directly related to nutritional supplements.

    2.2  License-Nutriceutical Patents.  Seller grants to Buyer under the
         -----------------------------
Nutriceutical patents, an exclusive, irrevocable, transferable, royalty-free, worldwide license with the right to sublicense, to make, have made, use, import, offer for sale, sell, have sold and otherwise dispose of, any and all products and services anywhere in the world solely for purposes directly related to phytoremediation.

3.   Representations and Warranties

     3.1  By Seller.  Seller represents and warrants to Buyer as follows:
             ------

          3.1.1 Subject to Bankruptcy Court approval, the execution and delivery of this Agreement on behalf of Seller, and Seller's performance of its obligations under this Agreement, have been duly authorized by all necessary corporate action and will not violate any provision of the charter or by-laws of Seller.

          3.1.2 Subject only to Bankruptcy Court approval and any other required governmental consents or approvals, Seller's performance of its obligations under this Agreement is not in conflict with, and will not result in a breach of or constitute a default under, any other contract, instrument, rule of law or order of any court or government agency to which Seller is a party or by which Seller or its property is bound, nor will it result in the imposition or creation of any lien on any property owned by Seller.

          3.1.3 Seller has given all required notices and obtained all licenses, permits, consents, approvals and authorizations from third parties as are required in order to enable Seller to perform its obligations under this Agreement, including all consents and approvals required to permit it to license the Nutriceutical Patents and to enable Buyer to enjoy all the rights and benefits thereof.

     3.2  By Buyer.  Buyer represents and warrants to Seller as follows:
          --------

          3.2.1 The execution and delivery of this Agreement on behalf of Buyer and Buyer's performance of its obligations under this Agreement, have been authorized by all necessary corporate action and will not violate any provision of the charter or by-laws of Buyer.

          3.2.2 Subject only to any required governmental consents or approvals, Buyer's performance of its obligations under this Agreement is not in conflict with, and will not result in a breach of or constitute a default under, any contract, instrument, rule of law or order of any court or government agency to which Buyer is a party or by which Buyer is bound, nor will it result in the imposition or creation of any lien on any property owned by Buyer.

4.   Term of the Agreement; Default and Termination

     4.1  Term.  This Agreement and the rights, licenses and privileges granted
          ----
hereunder shall extend for the entire unexpired life of each patent licensed pursuant to this Agreement. Notwithstanding the foregoing, upon the expiration, invalidation or unenforceability of any patent included in the Phytorernediation Patents or the Nutriceutical Patents, all rights and obligations under this Agreement shall terminate with respect to that particular patent.

5.   Miscellaneous

     5.1  Assignment.  This Agreement may not be assigned or otherwise
          ----------
transferred by Buyer or Seller without the prior written consent of the other party, which shall not be unreasonably withheld or delayed, except that it may be assigned to an acquiror of all or substantially all the assets, business or stock of a party. Any other attempted assignment or transfer, by operation of law or otherwise, without such consent shall be void.

     5.2  Governing Law.  This Agreement shall be construed and enforced in
          -------------
accordance with the laws of the State of Delaware without regard to its conflicts of law provisions.

     5.3  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, and a signature of any party to any counterpart shall be deemed to be the signature to any and may be appended to any other counterpart.

     5.4  Waiver.  Any waiver of a right under this Agreement must be in writing
          ------
executed by or on behalf of the waiving party. Any waiver of a particular default shall constitute a waiver of such default only and not of any other default by the nonwaiving party (whether similar or dissimilar in nature). Any waiver of a specific right or remedy under this Agreement shall constitute a waiver or such right only and not of any other remedy of the waiving party under this Agreement.

     5.5  Entire Agreement.  This Agreement, and the Asset Purchase Agreement,
          ----------------
all Schedules and Exhibits thereto and all agreements and instruments to be delivered by the parties pursuant thereto represent the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties.

     5.6  Severability.  If any provision of this Agreement or the application
          ------------
thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     5.7  Notices.  Any notice required or desired to be given by a party hereto
          -------
in connection with or arising out of this Agreement shall be in writing and, except as otherwise provided below, shall be deemed to have been given either
(i) when delivered by private courier
service with receipt of delivery or (ii) five (5) days after being deposited in certified or registered mail, postage prepaid, to the parties at the address set forth below or at such other address as a party may designate by written notice to the other party from time to time.

If to Buyer to:                    Phytotech, Inc., or its successor in interest
                                   One Deer Park Drive, Suite I
                                   Monmouth Junction, NJ 08852
                                   Telephone No. (732) 438-0900
                                   Facsimile No. (732) 438-1209
                                   Attention: Dr. Burt Ensley

With a copy to:                    Ravin, Greenberg and Marks, P.C.
                                   101 Eisenhower Parkway
                                   Roseland, NJ 07068
                                   Telephone No. (973) 226-1500
                                   Facsimile No. (973) 226-6888
                                   Attention: Larry Lesnik, Esq.

If to Seller to:                   Edenspace Systems Corporation
                                   11604 Rolling Meadow Drive
                                   Great Falls, VA 22066
                                   Telephone No. (703) 406-0036
                                   Facsimile No. (703) 406-0036
                                   Attention: Bruce W. Ferguson

With a copy to:                    Jenner & Block
                                   One IBM Plaza
                                   Chicago, IL 60611
                                   Telephone No. (312) 222-9350
                                   Facsimile No. (312) 527-0484
                                   Attention: Stanley A. Schlitter, Esq.

     5.8  No Joint Venture.  Nothing contained in this Agreement shall be
          -----------------
construed as creating a joint venture or partnership between the parties hereto. Except as otherwise expressly provided, neither party is by virtue of this Agreement authorized as an agent, employee or legal representative of the other party, and their status is, and at all times will continue to be, that of independent contractors with respect to each other. Neither party shall have, or shall hold itself out as having, any power or authority to bind or commit the other.

     5.9   Further Assurances.  Each party agrees to cooperate fully with the
           ------------------
other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party, to better evidence and reflect the transactions contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

     5.10  Trademarks.  No right is granted by this Agreement to either party to
           ----------
use any registered or unregistered trademark or trade name of the other party.

     5.11  Attorneys' Fees.  The prevailing party in any action or proceeding to
           ---------------
enforce or interpret any part of this Agreement shall be entitled to recover its reasonable attorneys' fees and costs.

     5.12  Headings.  Headings and captions are for convenience only and are not
           --------
to be used in the interpretation of this Agreement.

     5.13  Export Control.  Each party will comply with all applicable export
           --------------
control laws, restrictions and regulations of any United States or foreign agency or authority and will not export or re-export or allow the export or re-export of any product, technology or information it obtains or learns pursuant to this Agreement (or any direct product thereof) in violation of any such laws, restrictions or regulations.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

EDENSPACE SYSTEMS CORPORATION                     PHYTOTECH, INC., DIP, or its
                                                  successor in interest

By: /s/Bruce W. Ferguson                          By: /s/Burt D. Ensley
   ---------------------------                       ---------------------------
    Bruce W. Ferguson                                 Dr. Burt Ensley, President

                                   SCHEDULE A

1.1  PATENTS OWNED BY PHYTOTECH RELATED TO NUTRITIONAL SUPPLEMENTS

Title                              Patent Number                      Country
-----                              -------------                      -------

NONE

1.2  PATENT APPLICATIONS OWNED BY PHYTOTECH RELATED TO NUTRITIONAL SUPPLEMENTS

Title                              Application Number                 Country
-----                              ------------------                 -------

Nutritional Supplements            60/089,821                         USA

2.1  PATENTS JOINTLY OWNED WITH RUTGERS RELATED TO NUTRITIONAL SUPPLEMENTS

Title                              Application Number                 Country
-----                              ------------------                 -------

NONE

2.2 PATENT APPLICATIONS JOINTLY OWNED WITH RUTGERS RELATING TO NUTRITIONAL SUPPLEMENTS

Title                              Application Number                 Country
-----                              ------------------                 -------

Nutritional Supplements            09/041,355                         USA

Nutritional Supplements            US99/05433                         WIPO PCT

3.1 PATENT APPLICATIONS SUBJECT TO ARBITRATION UNDER 0(5) OF THE STIPULATION AND CONSENT ORDER BETWEEN PHYTOTECH, EDENSPACE, AND RUTGERS

Title                              Application Number                 Country
-----                              ------------------                 -------

Nutritional Supplements            09/187,608                         USA

                                   SCHEDULE B

1.1  PATENTS OWNED BY EDENSPACE RELATED TO PHYTOREIVIEDIATION

Title                              Patent Number                      Country
-----                              -------------                      -------

Method for Removing Soluble        5,393,426                          USA
Metals from an Aqueous Phase

Phytoremediation of Metals         5,364,451                          USA

Phytoremediation of Metals         5,785,735                          USA

Method for Removing Soluble        678262                             Australia
Metals from an Aqueous Phase

Method for Removing Soluble        692162                             Australia
Metals from an Aqueous Phase

1.2  PATENT APPLICATIONS OWNED BY EDENSPACE RELATED TO PHYTOREIVIEDIATION

Title                              Application Number            Country
-----                              ------------------            -------

Method for Removing Soluble        950678                        Belarus
Metals from an Aqueous Phase

Method for Removing Soluble        2,163,666                     Canada
Metals from an Aqueous Phase

Method for Removing Soluble        2,163,665                     Canada
Metals from an Aqueous Phase

Method for Removing Soluble        94919315.5                    European Patent
Metals from an Aqueous Phase                                     Office

Method for Removing Soluble        94920059.6                    European Patent
Metals from an Aqueous Phase                                     Office

Method for Removing Soluble        109653                        Israel
Metals from an Aqueous Phase

Title                              Application Number       Country
-----                              ------------------       -------

Method for Removing Soluble        94 4092                  Mexico
Metals from an Aqueous Phase

Method for Removing Soluble        96100539                 Russian Federation
Metals from an Aqueous Phase

Method for Removing Soluble        95125101                 Ukraine
Metals from an Aqueous Phase

Phytoremediation of Metals         2,163,665                Canada

Phytoremediation of Metals         109654                   Israel

Phytoremediation of Metals         94 4088                  Mexico

Inducing Hyperaccumulation of      24242/97                 Australia
Metals in Plant Shoots

Inducing Hyperaccumulation of      2,249,353                Canada
Metals in Plant Shoots

Inducing Hyperaccumulation of      97919929.6               European Patent
Metals in Plant Shoots                                      Office

Inducing Hyperaccumulation of      126312                   Israel
Metals in Plant Shoots

Inducing Hyperaccumulation of      987735                   Mexico
Metals in Plant Shoots

Inducing Hyperaccumulation of      98119145                 Russian Federation
Metals in Plant Shoots

Inducing Hyperaccumulation of      98105528                 Ukraine
Metals in Plant Shoots

2.1 PATENT APPLICATIONS SUBJECT TO ARBITRATION UNDER 0(5) OF THE STIPULATION AND CONSENT ORDER BETWEEN PHYTOTECH, EDENSPACE, AND RUTGERS

Title                              Application Number       Country
-----                              ------------------       -------
Phytoremediation of Metals         09/040,755               USA

                  ASSIGNMENT OF EXECUTORY CONTRACTS AGREEMENT
                  -------------------------------------------

     THIS ASSIGNMENT OF EXECUTORY CONTRACTS AGREEMENT (hereinafter referred to as this "Agreement"), made this 4th day of June 1999 between Phytotech, Inc., D.I.P. a New Jersey Corporation having an address of One Deer Park Drive, Monmouth Junction, New Jersey 08852 (hereafter the "Assignor") and Edenspace Systems Corporation, a Delaware Corporation having an address of 11604 Rolling Meadow Drive, Great Falls, Virginia 22066 (hereafter referred to as "Assignee").

                              W I T N E S S E T H:

     RECITALS:

     A. Assignor is a party to certain executory contracts with non-debtor parties as more particularly described in Schedule 2.19 of a May 24, 1999 Asset Purchase Agreement between the Assignor and the Assignee, a copy of which
Schedule is attached hereto as Exhibit "A".

     B. Assignor filed a voluntary petition in bankruptcy with the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") on May 19, 1999 and this Agreement has been expressly authorized by a June 22, 1999 Bankruptcy Court order approving the assumption and assignment of the aforesaid executory contracts.

     NOW, THEREFORE, in consideration of good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1.  ASSIGNMENT.  Assignor hereby sells, transfers and assigns to Assignee
         ----------
any and all of Assignor's right, title and interest in, to and under the executory contracts referenced on attached Exhibit A, which assignment has been duly authorized by the entry of a Bankruptcy Court Order approving the Assignor's assumption and assignment thereof.

     2.  ACCEPTANCE.  Assignee hereby accepts the foregoing sale, assignment and
         ----------
transfer of the executory contracts referenced on attached Exhibit "A" and agrees to assume all responsibility of the Assignor under such contracts arising after the date hereof.

                               BINDING AGREEMENT
                               -----------------

     This Agreement shall be binding upon the successors and assigns of the parties hereto. The parties agree to execute and deliver such further and additional instruments and agreements and other documents as may be reasonably necessary to evidence or carry out the provisions of this Agreement. This Agreement is made pursuant to the terms, provisions and conditions of the aforesaid Asset Purchase Agreement between the Assignor and Assignee.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Assignment of Executory Contracts Agreement to be executed as of the date and year first set forth above.

Witness:

                                         Assignor: PHYTOTECH, INC., D.I.P.


      /s/                                By: /s/ Burt D. Ensley
------------------------------           ---------------------------------------
                                             Burt D. Ensley, President


Witness:                                 Assignee: EDENSPACE SYSTEMS CORPORATION


      /s/                                By: /s/ Bruce W. Ferguson
------------------------------           ---------------------------------------
                                             Bruce W. Ferguson/President

                                  BILL OF SALE
                                  ------------

     This Bill of Sale dated June ___, 1999 is executed and delivered by Phytotech, Inc., D. I. P., a New Jersey corporation (the "Seller"), to Edenspace Systems Corporation, a Delaware corporation (the "Buyer"). All capitalized words and terms used in this Bill of Sale and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement dated May 24, 1999 between the Seller and the Buyer (the "Agreement").

     WHEREAS, pursuant to the Bankruptcy Order and the Agreement, the Seller has agreed to sell, transfer, convey, assign and deliver to the Buyer certain of the assets and business of the Seller as set forth in the Agreement;

     NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby agrees as follows:

     1. The Seller hereby sells, transfers, conveys, assigns and delivers to the Buyer, its successors and assigns, to have and to hold forever, the Assets, including Inventory; the Accounts Receivable; all prepaid expenses, customer prepayments and other similar assets of the Seller existing on the date hereof, including the cash represented by such assets; the Contract Rights; all books, records and accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, customer lists, employment records, studies, reports or summaries relating to any environmental conditions or consequences of any operation, present or former, as well as all studies, reports or summaries relating to any environmental aspect or the general condition of the Assets and any confidential information which has been reduced to writing relating to or arising out of the business of the Seller; all rights of the Seller under express or implied warranties from suppliers of the Seller; all rights of the Seller under express or implied warranties from suppliers of the Seller; the Fixed Assets; all of the Seller's right, title and interest in the Intangible Property and all goodwill associated therewith. Notwithstanding the foregoing, the Assets to be transferred to the Buyer under this Bill of Sale shall not include those assets listed on Schedule 1.1 attached to the Agreement,
                                         ------------
which is incorporated herein by reference.

     2. The Seller hereby covenants and agrees that it will, at the request of the Buyer and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may reasonably be necessary to more effectively sell, transfer, convey, assign and deliver to, and vest in, the Buyer, its successors and assigns, good, clear, record and marketable title to the Assets hereby sold, transferred, conveyed, assigned and delivered, or intended so to be, and to put the Buyer in actual possession and operating control thereof, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of the Agreement.

     3. The Seller does hereby irrevocably constitute and appoint the Buyer, its successors and assigns, its true and lawful attorney, with full power of substitution, in its name or otherwise, and on behalf of the Seller, or for its own use, to claim, demand, collect and receive at any time and from time to time any and all assets, properties, claims, accounts and other rights, tangible or intangible, hereby sold, transferred, conveyed, assigned and delivered, or intended so to be, and to prosecute the same at law or in equity and, upon discharge thereof, to complete, execute and deliver any and all necessary instruments of satisfaction and release.

     4. This sale, transfer, conveyance and assignment has been executed and delivered by the Seller in accordance with the Agreement and is expressly made subject to those liens, claims or encumbrances which are Permitted Encumbrances.

     5. The Seller, by its execution of this Bill of Sale, and the Buyer, by its acceptance of this Bill of Sale, each hereby acknowledges and agrees that neither the representations and warranties nor the rights and remedies of any party under the Agreement shall be deemed to be enlarged, modified or altered in any way by this instrument.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Seller and the Buyer have caused this instrument to be duly executed under seal as of and on the date first above written.

                                    SELLER:

                                    PHYTOTECH, INC., D.I.P,


                                    /s/ Burt D. Ensly
                                    --------------------------------------------
                                    Burt D. Ensley
                                    President

ATTEST:  /s/ Alexander Baltovski
       ------------------------------
         Alexander Balfovski
         Chief Financial Officer

ACCEPTED:

BUYER:

EDENSPACE SYSTEMS CORPORATION


/s/ Bruce W. Ferguson
-------------------------------------
Bruce W. Ferguson
President

                                      -3-